EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (the “Company”). Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company. The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale by the Company of certain assets used in the operation of 22 Wendy’s® restaurants in the Kansas City metropolitan area to NPC Quality Burgers, Inc., an indirect wholly-owned subsidiary of NPC Restaurant Holdings, LLC (“NPC”) for $9.3 million (subject to customary purchase price adjustments) plus initial franchise fees (the “NPC Disposition”). The unaudited pro forma condensed consolidated financial statements exclude the effect of proceeds from the future sale to NPC of the two additional Wendy’s restaurants currently under development since the sale has not yet been completed.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 reflects the pro forma effect as if the NPC Disposition had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 30, 2012 include The Wendy’s Company’s historical statements of operations, adjusted to reflect the pro forma effect as if the NPC Disposition had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for The Wendy’s Company were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for The Wendy’s Company.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the NPC Disposition had occurred on January 2, 2012 nor is it necessarily indicative of our future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2013
(In Thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$428,684	$(31)	(a)	$438,320
		9,667	(b)
Accounts and notes receivable	61,761	—		61,761
Inventories	12,424	(178)	(a)	12,246
Prepaid expenses and other current assets	38,020	68	(c)	38,088
Deferred income tax benefit	84,659	—		84,659
Advertising funds restricted assets	70,118	—		70,118
Total current assets	695,666	9,526		705,192
Properties	1,233,283	(2,995)	(a)	1,228,605
		(1,615)	(d)
		(68)	(c)
Goodwill	875,179	(2,353)	(a)	872,826
Other intangible assets	1,293,862	(268)	(d)	1,293,594
Investments	110,901	—		110,901
Deferred costs and other assets	48,087	—		48,087
Total assets	$4,256,978	$2,227		$4,259,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$13,803	$—		$13,803
Accounts payable	55,406	—		55,406
Accrued expenses and other current liabilities	132,298	—		132,298
Advertising funds restricted liabilities	70,118	—		70,118
Total current liabilities	271,625	—		271,625
Long-term debt	1,441,742	—		1,441,742
Deferred income taxes	435,632	1,949	(e)	437,581
Other liabilities	136,500	(402)	(a)	136,098
Commitments and contingencies
Stockholders’ equity	1,971,479	680	(f)	1,972,159
Total liabilities and stockholders’ equity	$4,256,978	$2,227		$4,259,205

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Quarter Ended March 31, 2013
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$530,673	$(7,261)	(a)	$523,530
		118	(g)
Franchise revenues	73,009	768	(h)	73,777
	603,682	(6,375)		597,307
Costs and expenses:
Cost of sales	460,828	(6,466)	(a)	454,451
		118	(g)
		(29)	(i)
General and administrative	65,310	(207)	(a)	65,103
Depreciation and amortization	51,797	(187)	(a)	51,579
		(31)	(j)
Facilities relocation costs and other transactions	3,038	—		3,038
Other operating expense, net	245	29	(i)	274
	581,218	(6,773)		574,445
Operating profit	22,464	398		22,862
Interest expense	(20,964)	—		(20,964)
Other expense, net and investment income, net	(2,271)	—		(2,271)
Loss before income taxes	(771)	398		(373)
Benefit from income taxes	2,904	(159)	(k)	2,745
Net income	$2,133	$239		$2,372

Basic net income per share	$0.01			$0.01
Diluted net income per share	$0.01			$0.01

Weighted average number of basic shares outstanding	392,498			392,498
Weighted average number of diluted shares outstanding	395,694			395,694

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 30, 2012
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$2,198,323	$(32,009)	(a)	$2,166,904
		590	(g)
Franchise revenues	306,919	3,190	(h)	310,109
	2,505,242	(28,229)		2,477,013
Costs and expenses:
Cost of sales	1,881,248	(27,709)	(a)	1,854,003
		590	(g)
		(126)	(i)
General and administrative	287,808	(752)	(a)	287,056
Depreciation and amortization	146,976	(831)	(a)	146,024
		(121)	(j)
Impairment of long-lived assets	21,097	—		21,097
Facilities relocation costs and other transactions	41,031	—		41,031
Other operating expense, net	4,335	126	(i)	4,461
	2,382,495	(28,823)		2,353,672
Operating profit	122,747	594		123,341
Interest expense	(98,604)	—		(98,604)
Loss on early extinguishment of debt	(75,076)	—		(75,076)
Other expense, net and investment income, net	37,808	—		37,808
Loss before income taxes and noncontrolling interests	(13,125)	594		(12,531)
Benefit from income taxes	21,083	(238)	(k)	20,845
Income from continuing operations	7,958	356		8,314
Income attributable to noncontrolling interests	(2,384)	—		(2,384)
Income from continuing operations attributable to The Wendy’s Company	$5,574	$356		$5,930

Basic income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.02
Diluted income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.02

Weighted average number of basic shares outstanding	390,275			390,275
Weighted average number of diluted shares outstanding	392,140			392,140

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (“The Wendy’s Company” or the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company together with its direct and indirect subsidiaries. The unaudited pro forma condensed consolidated statements of operations reflect the sale by the Company of certain assets related to the operations of 22 Wendy’s restaurants as if the sale had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 reflects such sale as if it had been consummated on that date.

Pro Forma Adjustments

On July 22, 2013, Wendy’s completed the sale by the Company of certain assets used in the operation of 22 Wendy’s restaurants in the Kansas City metropolitan area to NPC pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 2013 for $9,310 (subject to customary purchase price adjustments) plus initial franchise fees.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)	The elimination of assets and liabilities included in the NPC Disposition, estimated goodwill allocated to the restaurants being sold and historical revenues and expenses.

(b)	Reflects anticipated cash proceeds of the $9,310 sale price and $550 of initial franchise fees, as reduced by $(193) of net liabilities assumed.

(c)
Reclassification of costs incurred for the construction of the two Wendy’s restaurants which will be sold to NPC from properties to assets held for sale which is included in prepaid expenses and other current assets.

(d)
Reflects the adjustment to fair value for land, buildings and leasehold improvements included in properties and favorable lease assets included in other intangible assets, as a result of the lease and/or sublease of such properties to NPC.

(e)
Income taxes related to the estimated pre-tax gain on sale, revenue recognized for the initial franchise fees and the adjustment to fair value of assets discussed above. Income taxes are based on the estimated statutory tax rate adjusted for the impact of non-deductible goodwill.

(f)
The after-tax effect on stockholders’ equity due to the NPC Disposition including: (1) $1,480 estimated gain on sale, (2) $330 revenue recognized for the initial franchise fees and (3) $(1,130) adjustment to fair value of assets.

(g)	Reclassification of previously eliminated intercompany sales between the Company’s bakery and company-owned restaurants as a result of the NPC Disposition.

(h)	Pro forma franchise royalty revenues and rental income as a result of the NPC Disposition.

(i)
Reclassification of continuing favorable and unfavorable lease amortization from cost of sales to other operating expense, net as a result of the related properties being subleased to NPC in connection with the NPC Disposition.

(j)	Reflects the pro forma effect on continuing depreciation and amortization resulting from the adjustment to fair value of the assets discussed above.

(k)	The income tax effect resulting from the pro forma effect of the NPC Disposition based on the estimated statutory tax rate.